UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2026

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On July 2, 2026, TransCode Therapeutics, Inc. (the “Company”) commenced its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), as previously scheduled, and adjourned the Annual Meeting until July 20, 2026, at 9:30 a.m., Eastern Time (the “Reconvened Annual Meeting”). Based on preliminary voting reports, all of the proposals on the agenda for the Annual Meeting have received the necessary support from stockholders for approval. However, the Company determined that it was necessary to adjourn the Annual Meeting for certain administrative reasons related to the Nasdaq Listing Rules.

Pursuant to Nasdaq Listing Rule 5110(a), Nasdaq must complete its review of, and approve, the Company’s initial listing application prior to the Company conducting the stockholder meeting regarding the approval of Proposal 1 (Approval of the conversion of Series A and Series B Non-Voting Convertible Preferred Stock into common stock). Nasdaq has not yet completed its review of the Company’s initial listing application. The adjournment of the Annual Meeting is to allow additional time for Nasdaq to complete its review. While the Company believes that it currently satisfies the initial listing criteria for the Nasdaq Capital Market, there can be no assurances of the outcome of Nasdaq’s review or timing of any approval.

The record date for determining stockholders entitled to vote at the Reconvened Annual Meeting remains the close of business on May 28, 2026. Prior to the Reconvened Annual Meeting, stockholders who have not voted may cast their votes by visiting www.proxyvote.com and following the on-screen instructions, or by calling 1-800-690-6903 and following the instructions. During the Reconvened Annual Meeting, stockholders may cast their votes by visiting www.virtualshareholdermeeting.com/RNAZ2026. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not wish to change their vote need not take any action. During the period of the adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals for the Annual Meeting.

The Company encourages all stockholders of record who have not yet voted to do so by July 19, 2026, at 11:59 p.m., Eastern Time. Notwithstanding the foregoing, any votes properly received before the close of voting at the Reconvened Annual Meeting on July 20, 2026, will be accepted.

Forward Looking Statements

Any statements in this Current Report on Form 8-K about the future expectations, plans and prospects of the Company, including, without limitation, statements regarding: the Company’s expectations regarding approval by Nasdaq of the Company’s initial listing application and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including, but not limited to, those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”), as supplemented by its subsequent Quarterly Reports on Form 10-Q, and in other filings made with the SEC. In addition, any forward-looking statements included in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this Current Report on Form 8-K unless required by law.

Additional Information and Where to Find It

This document may be deemed to be solicitation material with respect to the Annual Meeting to be reconvened on July 20, 2026. The Company previously filed a definitive proxy statement with the SEC on June 2, 2026. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE RECONVENED ANNUAL MEETING. The definitive proxy statement has been mailed to stockholders who are entitled to vote at the Annual Meeting. No changes have been made to the proposals to be voted on by stockholders at the Reconvened Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies with respect to the Reconvened Annual Meeting. Information regarding the Company’s directors and executive officers is available in the Company’s Definitive Proxy Statement filed with the SEC on June 2, 2026, under “Proposal 4 - Election of Directors.” Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are also contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCODE THERAPEUTICS, INC.

	By:	/s/ Thomas A. Fitzgerald
	Name:	Thomas A. Fitzgerald
	Title:	Chief Financial Officer and Secretary
July 2, 2026

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